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                       Consent of Independent Auditors
                      _________________________________




Board of Directors
APO Health, Inc., Inc.
3950 Oceanside Ave.
Oceanside, New York 11572

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 5, 2001 relating to the consolidated financial statements of APO Health, Inc. for the year ended September 30, 2000 appearing in the Company's Form 8-K dated June 28, 2001.

November 28, 2001

Malone & Bailey
Houston, Texas